EXHIBIT 21
SUBSIDIARIES OF THE REGISTRANT

State
of
Subsidiary	Incorporation
593HR, Inc.	TN
ASMI/Birmingham Medical Building SPE, LLC	DE
Bellaire Medical Plaza SPE, LLC	DE
Chippenham Medical Offices SPE, LLC	DE
Durham Medical Office Building, Inc.	TX
Healthcare Acquisition of Texas, Inc.	AL
Healthcare Realty Services Incorporated	AL
HR — Farmington, LLC	MI
HR — Novi, LLC	MI
HR Acquisition I Corporation	MD
HR Acquisition of Alabama, Inc.	AL
HR Acquisition of Pennsylvania, Inc.	PA
HR Acquisition of San Antonio, Ltd.	AL
HR Acquisition of Virginia Limited Partnership	AL
HR Assets, Inc. (inactive)	TX
HR Assets, LLC	DE
HR Interests, Inc.	TX
HR of Bay View, Inc.	AL
HR of Bonita Bay, Ltd.	AL
HR of California, Inc.	AL
HR of Cape Coral, Ltd.	AL
HR of Conway, Inc.	AL
HR of Las Vegas, Ltd.	AL
HR of Los Angeles, Inc.	AL
HR of Los Angeles, Ltd.	AL
HR of Massachusetts, Inc.	AL
HR of San Antonio, Inc.	TX
HR of Sarasota, Ltd.	AL
HR of South Carolina, Inc.	AL
HRT Holdings, Inc.	DE
HRT of Alabama, Inc.	AL
HRT of Delaware, Inc.	DE
HRT of Illinois, Inc.	DE
HRT of Louisiana, Inc.	LA
HRT of Mississippi, Inc.	DE
HRT of Roanoke, Inc.	VA
HRT of Tennessee, Inc.	TN
HRT of Virginia, Inc.	VA
HRT Properties of Texas, Ltd.	TX
Johnston-Willis Medical Offices SPE, LLC	DE
K-S Building SPE, LLC	DE
Pasadena Medical Plaza SSJ Ltd.	FL
Pennsylvania HRT, Inc.	PA
Property Technology Services, Inc.	TN
San Antonio SSP, Ltd.	TX
Southwest General Medical Building (TX) SPE, LLC	DE

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